EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 105 to the Registration Statement of Calvert Social Investment Fund (1933 Act File No. 002-75106) of my opinion dated April 26, 2022 which was filed as Exhibit (i) to Post-Effective Amendment No. 103.

/s/ Michael Keane
Michael Keane, Esq.

June 30, 2023

Boston, Massachusetts

C-1